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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 11, 1999 (except with respect to the matter discussed in Note 11, as to which the date is March 29, 1999) included in Landry's Seafood Restaurants, Inc.'s
Form 10-K, for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP
Houston, Texas
December 17, 1999